UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2009

CYBERDEFENDER CORPORATION
(Exact name of registrant as specified in its charter)

California	333-138430	65-1205833
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

617 West 7th Street, Suite 401, Los Angeles, California		90017
(Zip Code)

Registrant’s telephone number, including area code:		(213) 689-8631

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 5, 2009, CyberDefender Corporation (the “Company”) completed the private sale of $2,214,000 in aggregate principal amount of its 8% Secured Convertible Promissory Notes (the “Notes”) to 38 accredited investors.  The Notes are convertible, at the election of the holders, into the Company’s common stock at a conversion price of $2.05 per share.  The Notes are due and payable on April 1, 2011.  The Company has the right, up to and including the trading day immediately prior to the payment due date, to force the holders to convert all or part of the then outstanding principal amount of the Notes, plus accrued but unpaid interest, into shares of the Company’s common stock if the 10-day volume weighted average price (sometimes referred to as “VWAP”) exceeds 250% of the conversion price.  The material terms of the offering were agreed to by the Company and the placement agent on October 1, 2009.  Neither the Notes nor the common stock that may be issued upon the conversion of the Notes have been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.  The offering was made for the purpose of raising working capital for the Company.

The Company paid its placement agent $154,980 in commissions, equal to 7% of the gross proceeds of the offering, and issued to its placement agent a three year warrant to purchase 77,490 shares of common stock, equal to 3.5% of the Notes, at an exercise price of $2.05 per share.  Except as otherwise disclosed herein, there were no underwriting discounts or other commissions paid in conjunction with the offering.

In conjunction with the sale of the Notes, the Company executed a Security Agreement pursuant to which it granted to the Note holders a first lien security interest, subject only to certain Permitted Liens which are defined in the Security Agreement, in certain collateral to secure payment of the Notes.

The foregoing summary of the key terms and conditions of the offering does not purport to be a complete description thereof, and is qualified in its entirety by reference to the following transaction documents which are attached as exhibits to this Current Report:  (i) form of Securities Purchase Agreement; (ii) form of 8% Secured Convertible Promissory Note, and (iii) form of Security Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above is incorporated by reference in its entirety.

Item 3.02 Recent Sales of Unregistered Securities.

The information included in Item 1.01 above is incorporated by reference in its entirety.

The offering was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder, inasmuch as the securities were issued to accredited investors only without any form of general solicitation or general advertising.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

10.1	Form of Securities Purchase Agreement

10.2	Form of 8% Secured Convertible Promissory Note

10.3	Form of Security Agreement

10.4	Form of Warrant issued to Placement Agent

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 6, 2009
CYBERDEFENDER CORPORATION

	By:	/s/ Gary Guseinov
Gary Guseinov
Chief Executive Officer